                                                                    EXHIBIT 10.8

                              Employment Agreement

THIS EMPLOYMENT AGREEMENT is made as of the 8th day of April 1996 between Snyder Communications, L.P., a Delaware limited partnership (the "Company"), and Mitchell N. Gershman (the "Employee").

                                    Recital

                 The Company desires to employ the Employee, and the Employee desires to accept such employment by the Company on the terms and conditions set forth herein.

                 NOW, THEREFORE, the parties agree as follows:

                 1. Employment. The Company hereby employs the Employee to serve as Senior Vice President of Operations in Direct Sales - Consumer Markets, and the Employee accepts such employment by the Company, on the terms and conditions set forth in this Agreement.

                 2. Duties. The Employee will direct the operational areas of the Direct Sales Division - Consumer Markets, develop divisional budget and targets, develop administrative structures, provide direct supervision to senior personnel, and perform other projects, duties, and responsibilities commensurate with this position as may from time to time be assigned to the Employee by the Company.

                 3.   Commitment.

                         (a)      The Employee will devote his entire business
time, attention and energies, and his best efforts to the performance of his duties and responsibilities under this Agreement. During the term of the Employee's employment, the Employee will not engage in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that the Employee may invest his personal assets in businesses which do not compete with the Company, so long as any participation is solely that of a passive investor.

                         (b)      The Employee represents and warrants to the
Company that he is able to enter into this Agreement and that such ability is not limited or restricted by any agreements or understandings between the Employee and any other person. For purposes of this Agreement, the term "person" means any natural person, corporation, partnership, unincorporated association or other entity of any nature.

                 4.   Compensation.

                         (a)   For all services rendered by the Employee to the
Company, the Company will pay to the Employee a base biweekly salary of $7,692.3 1.

                         (b)   In addition to the base salary provided for in
Section 4(a), the Employee shall receive the following incentive bonus payment:

                               (1)     Up to $100,000 incentive bonus will be
paid to the Employee upon attainment of certain mutually agreeable objectives based upon growth and bottom line profitability of the business. The Employee, upon exceeding these objectives will be eligible for an additional incentive bonus. The bonus will be calculated and payable quarterly based on year to date data.
                               (2)     A monthly car allowance of $450.

                               (3)     If and when the Company has an Initial
Public Offering of its Direct Sales Division or the whole Company the Employee if employed at that time will be eligible to receive stock options.

                         (c)   The payment of all compensation to the Employee
will be subject to tax and other required withholdings.

                 6. Expense Reimbursement. Upon receipt of appropriate documentation, the Company will reimburse the Employee not less frequently than monthly for his reasonable travel, lodging, entertainment and other ordinary and necessary business expenses incurred in the course of his duties on behalf of the Company

                 7. Benefits. The Employee shall be entitled to the following:
                                - all benefits generally available to Employees
                                  of the Company
                                - three weeks vacation

                 8. Term of Employment. The Employee is an employee at will and may be terminated at any time with or without cause.

                 9. Nonsolicitation and Noncompetion. For a period of eighteen (18) months following termination of his employment for any reason, whether voluntary or involuntary, with or without cause, the Employee agrees that he will not, anywhere in the continental United States of America:

                         (a)   Induce or attempt to induce any of the Company's
employees to terminate their employment with the Company.

                         (b)   In competition with the Company, market or sell
direct sales products or services, wall media products, product sampling/couponing or services (or any other products or services marketed or sold by the Company at the time of termination of employment), or cause, encourage or in any way assist any person or entity to market or sell direct sales products or services, wall media products or services (or any products or services marketed or sold by the Company at the time of termination of employment).

                         (c)   Use any of the Company's Confidential
information (as defined in Section 10) for purposes of engaging in the direct sales products or services, wall media products, product sampling/couponing or services (or any other business in which the Company is engaged at the time of termination of employment), alone or for or through any person other than the Company.

                         (d)   Solicit or cause or encourage any person to
solicit any direct sales products or services, wall media products, product sampling/couponing or services (or any business in which the Company is engaged at the time of termination of employment) from any person who is a client of the Company as of the date of termination of employment or who has been a client of the Company within the twelve (12) month period immediately preceding the date of such termination.

                 10.  Confidentiality.

                         (a)   The Employee recognizes and acknowledges that to
enable the Company to perform its services its clients furnish to the Company Confidential Information concerning their affairs; that the good will of the Company depends, among other things, upon its keeping information confidential and that unauthorized disclosure of the same may irreparably damage the Company; and that by reason of his duties at the Company, the Employee will come into possession of the Company's Confidential Information and into possession of Confidential Information furnished to the Company by its clients including, without limitation, the Confidential Information of clients to whom the Employee does not himself market or sell the Company products or services or Confidential Information which the Employee does not himself use. The Employee agrees that, except as required in his duties to the Company or as required by law, the Employee will not while employed by the Company and thereafter directly, indirectly or otherwise use, disseminate, disclose or communicate to third parties any Confidential Information and Employee shall take any and all precautions necessary to protect the lose or disclosure of any Confidential Information except as Employee may demonstrate by clear and convincing evidence was required to perform his duties to the Company or was required by law. The parties hereto stipulate that, as between them, the foregoing matters are material and confidential and gravely affect the successful conduct of the business of the Company, and the Company's good will, and that any breach of the terms of this Section 10 will be a material breach of this Agreement.

                         (b)   For the purposes of this Agreement, the term
"Confidential Information" means knowledge or information disclosed by the Company to the Employee which is not generally known in the advertising industry (and with respect to Confidential Information of Company clients, the industry in which such client conducts its business), including information conceived, discovered or developed by the Employee, which is made known to the Employee, over which the Employee exercised or exercises custody or possession in any forms, or to which the Employee has access as a consequence of or through his employment by the Company, and which information is related to the Company's research, development and marketing strategies or pricing information, or related to the needs and desires of the Company's clients with respect to advertising services.

                         (c)   The Employee agrees that the restrictions set
forth in Sections 9 and 10 are reasonable, proper and necessitated by legitimate business interests of the Company and do no constitute an unlawful or unreasonable restraint upon the Employee's ability to earn a livelihood.
The parties agree that in the event of any restrictions in Sections 9 and 1O, interpreted in accordance with the Agreement as a whole, are found to be unreasonable by a court of competent jurisdiction, such court shall determine the limits allowable by law and shall enforce the same.

                         (d)   The Employee acknowledges that his violation of
Sections and of this Agreement may cause substantial and irreparable injury to the Company. Accordingly, the Employee agrees that the Company will be entitled, in addition to all other rights and remedies which may be available, to an injunction enjoining and restraining the Employee and any other involved party from committing a violation of this Agreement. The Employee also agrees in the event the Company is successful in whole or in part in any legal action against the Employee under this Agreement, that the Company will be entitled to payment of all costs, including reasonable attorney's fees, from the Employee. If the Employee is successful in whole or in part in any legal action against the Company under this Agreement, that the Employee will be entitled to the payment of all costs, including reasonable attorney's fees from the Company.

                         (e)   In the event the Company enforces this Agreement
through a court order, the parties agree that the restrictions on the Employee set forth in Section 10 following termination of employment shall remain in effect for a period of eighteen (18) consecutive months from the date of the court order enforcing this Agreement; in the event the Employee engages in conduct constituting a violation of this Agreement prior to such a court order, then the restrictions on the Employee set forth in Section 9 following termination of employment shall remain in effect for a period of eighteen (18) consecutive months from the date the Employee ceases such conduct.

                 11. Return of the Company Property. The Employee agrees that all the Company equipment, documents, records, notes, customer lists, proposals, programs or other documents concerning or containing Confidential Information or Work Products, or both, including all copies thereof, and other documents and materials furnished to the Employee by the Company or relating to the business of the Company and/or any other person with which the Company does business and obtained by the Employee in the course of his employment, relating to the business of the Company and/or any person with which the Company does business and shall remain the exclusive property of the Company. The Employee will deliver the same to the Company upon demand therefor and in any event upon the termination of his employment for any reason. The Employee agrees that he will not make copies of any of the foregoing Company property without the written permission of the Company.

                 12. Assignment of Work Product. All work products made or conceived by Employee, either solely or jointly with other person(s), whether or not using Confidential Information, during his hours of employment or with the use of the Company resources of facilities and whether or not using Confidential Information, during the term of his employment by the Company, shall be the sole and exclusive property of the Company. Employee shall execute any and all applications, certificates or other instruments which the Company shall deem necessary to register or to protect its rights in such Work Products.

                      Employee acknowledges that the Work Products constitute "works made for hire" under the U.S. Copyright Laws, in which the Company shall be the copyright owner; however, in the event that any Work Products do not constitute "works made for hire," Employee hereby assigns his entire right and interest in such Work Products to the Company.

                      For the purposes of this Agreement, "Work Products" means work of authorship, inventions, and ideas, including but not limited to marketing plans, business proposals, sales materials which relate to the business, of wall media products, product sampling/couponing or services or any other business in which the Company is engaged during the Employee's employment by the Company.

                 13. Notices. All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified first class mail (return receipt requested) or sent by telefax numbers specified below, or to such other persons, addresses of telefax numbers as the party entitled to notice shall give to the other party from time to time, by like notice.

                  (i) If to the Employee, to                    (ii)  If to the Company, to
                  Mr. Mitchell N. Gershman                            Snyder Communications, L.P.
                  1265 New Bedford Lane                               6903 Rockledge Drive
                  Reston, Virginia 22094                              Fifteenth Floor
                                                                      Bethesda, Maryland 20817
                                                                      Attention: Michele D. Snyder
                                                                      Telefax No: (301) 493-8897

                 14. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                 15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 16. Survival. The obligations of the Employee set forth in Sections 9, 10, 11, and 12 shall survive the termination of the Employee's employment for any reason.

                 17. Waiver. The waiver by either party of a breach of any term or provision of this Agreement will not be construed as a waiver of any subsequent breach.

                 18. Miscellaneous. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; (ii) is not intended to and shall not confer upon any other person, other than the parties hereto, any rights or remedies with respect to the subject matter hereof; and (iii) shall be governed in all respects by the laws of the State of Maryland without regard to its laws or regulations relating to conflicts of laws.

                 IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first above written.


                                        /s/ MITCHELL N. GERSHAM
                                        ----------------------------------
                                        Mitchell N. Gershman



                                        Snyder Communications, L.P.

                                        By: Snyder Communications, Inc.
                                        Its General Partner


                                        /s/ MICHELE D. SNYDER
                                        ----------------------------------
                                        By: Michele D. Snyder

                                        Executive Vice President/
                                        Chief Operating Officer